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                                  EXHIBIT 11.1

                                METROCALL, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


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

                                            1997               1998                 1999
                                            ----               ----                 ----
Net loss                                  $  (60,323)        $  (129,142)         $  (172,484)
    Preferred dividends                       (7,750)            (11,767)             (16,462)
    Gain on repurchase of Series B
    Preferred                                     --                  --                2,208
                                          -----------        ------------         ------------

Net loss attributable to common
    stockholders                          $  (68,073)        $  (140,909)         $  (186,738)
                                          ===========        ============         ============

Weighted-average shares outstanding:
     Shares outstanding, beginning of
      period                                  24,521              40,548               41,583
     Shares issued in acquisitions             2,492                  --                   --
     Share issued for exercise of
      stock options                                1                  --                   --
     Shares issued in settlement of
      litigation                                  --                 390                   --
     Shares issued in employee stock
      purchase plan                               73                  92                  191
                                          -----------        ------------         ------------
Weighted-average shares outstanding           27,087              41,030               41,774
                                          ===========        ============         ============

Loss per share attributable to
    common stockholders                   $    (2.51)        $     (3.43)         $     (4.47)
                                          ===========        ============         ============

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